UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Washington Trust Bancorp, Inc.
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WASHINGTON TRUST BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held April 26, 2005

To the Shareholders of
Washington Trust Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the “Corporation”), a Rhode Island corporation, will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 26th of April, 2005 at 11:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of 5 directors for three year terms, each to serve until their successors are duly elected and qualified;

2.	The ratification of the selection of independent auditors to audit the Corporation’s consolidated financial statements for the year ending December 31, 2005; and

3.	Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on February 25, 2005 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. THEREFORE, IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN, DATE, AND FILL IN THE ENCLOSED PROXY AND RETURN IT BY MAIL IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES AS OTHERWISE INSTRUCTED IN THE ENCLOSED PROXY. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

By order of the Board of Directors,

/s/ Harvey C. Perry, II

Harvey C. Perry, II
Secretary
March 15, 2005

WASHINGTON TRUST BANCORP, INC.

23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) for use at the Annual Meeting of Shareholders to be held on April 26, 2005, and any adjournment thereof, and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary of the Corporation, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals No. 1 and 2 referred to herein.

As of February 25, 2005, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding 13,296,360 shares of common stock, $.0625 par value (the “Common Stock”), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the Annual Meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld have the same effect as a vote against a nominee. Abstentions on the ratification of the selection of independent auditors will have the same effect as a vote against such matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 18, 2005.

ELECTION OF DIRECTORS (Proposal 1 on the Proxy Ballot)
The Corporation’s Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, pursuant to the Corporation’s by-laws, any director who reaches his or her seventieth birthday agrees to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director’s seventieth birthday. There are presently 16 directors.

This year, a total of 5 nominees for election to the Board of Directors have been nominated to be elected at the Annual Meeting to serve until the 2008 Annual Meeting and until their respective successors are elected and qualified. If all 5 nominees are elected, the Board of Directors will consist of 16 directors. Directors are elected by the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present).

Based on the recommendation of the independent members of the Executive Committee, the Board of Directors has nominated Gary P. Bennett, Larry J. Hirsch, Mary E. Kennard, H. Douglas Randall, III, and John F. Treanor for election at the Annual Meeting. Each of the nominees for director is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

The Board of Directors recommends that shareholders vote “FOR” this proposal.

NOMINEE AND DIRECTOR INFORMATION
Biographies of directors, including business experience for past five years:
[Graphic Omitted]
Gary P. Bennett
Age 63
Director since 1994

Consultant. Former Chairman and Chief Executive Officer, Analysis & Technology, until 1999 (interactive multimedia training, info. systems, engineering services).
		[Graphic Omitted]	Steven J. Crandall Age 52 Director since 1983 Vice President, Ashaway Line & Twine Manufacturing Co. (manufacturer of tennis string, fishing line and surgical sutures).

[Graphic Omitted]	Larry J. Hirsch, Esq. Age 66 Director since 1994 Attorney. Former President, Westerly Jewelry Co., Inc. (retailer) (retired 1999).	[Graphic Omitted]	Barry G. Hittner Age 58 Director since 2003 Attorney. Of Counsel, Cameron & Mittleman, LLP, 2003 to present. Of Counsel, Edwards & Angell, LLP, 1999-2003.

[Graphic Omitted]	Mary E. Kennard, Esq. Age 50 Director since 1994 Vice President and University Counsel, The American University.	[Graphic Omitted]	Katherine W. Hoxsie Age 56 Director since 1991 Vice President, Hoxsie Buick-Pontiac- GMC Truck, Inc.

[Graphic Omitted]
Edward M. Mazze, Ph.D.
Age 64
Director since 2000

Dean, College of Business Administration and The Alfred J. Verrecchia-Hasbro Inc. Leadership Chair in Business, University of Rhode Island, since 1998.

[Graphic Omitted]
Kathleen McKeough
Age 54
Director since 2003

Retired. Former Senior Vice President, Human Resources, GTech Holdings Corp., 2000 - 2004 (lottery industry and financial transaction processing). Independent consultant, 1999-2000.

Biographies of directors, including business experience for past five years, continued:
[Graphic Omitted]	Victor J. Orsinger II Age 58 Director since 1983 Partner, Orsinger & Nardone, Attorneys at Law.	[Graphic Omitted]	H. Douglas Randall, III Age 57 Director since 2000 President, HD Randall, Realtors (real estate).

[Graphic Omitted]	Joyce O. Resnikoff Age 68 Director since 2000 Chief Executive Officer, Olde Mistick Village, Mystic, Connecticut (property management).	[Graphic Omitted]	Patrick J. Shanahan, Jr. Age 60 Director since 2002 Former Chairman and Chief Executive Officer, First Financial Corp. (retired 2002).

[Graphic Omitted]	James P. Sullivan, CPA Age 66 Director since 1983 Consultant. Former Finance Officer, Roman Catholic Diocese of Providence (retired 2001).	[Graphic Omitted]	Neil H. Thorp Age 65 Director since 1983 President, Thorp & Trainer, Inc. (insurance).

[Graphic Omitted]	John F. Treanor Age 57 Director since 2001 President and Chief Operating Officer of the Corporation and the Bank since 1999.	[Graphic Omitted]	John C. Warren Age 59 Director since 1996 Chairman and Chief Executive Officer of the Corporation and the Bank, since 1999.

The following table presents all Washington Trust stock-based holdings, as of February 25, 2005, of the directors and certain executive officers of the Corporation and the Corporation’s subsidiary, The Washington Trust Company (the “Bank”). The table also presents the stock-based holdings of David Wallace, as of February 25, 2005, the person believed by the Corporation to be a beneficial owner of more than 5% of the Corporation’s outstanding Common Stock. Mr. Wallace’s stock ownership information is based on certain filings made under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information provided by Mr. Wallace to the Corporation. All such information was provided by the shareholders listed below.

	Term Expiring In	Common Stock (1)	Vested Options (2)	Total	Percentage Of Class
Nominees and Directors:
Gary P. Bennett	2008 (3)	6,082	10,642	16,724	0.12%
Larry J. Hirsch, Esq.	2008 (3)	12,724	7,376	20,100	0.14%
Mary E. Kennard, Esq.	2008 (3)	2,332	13,627	15,959	0.11%
H. Douglas Randall, III	2008 (3)	11,007	6,000	17,007	0.12%
John F. Treanor	2008 (3)	5,346	76,858	82,204	0.59%
Steven J. Crandall	2006	3,041	11,064	14,105	0.10%
Victor J. Orsinger II	2006	17,375	7,376	24,751	0.18%
Patrick J. Shanahan, Jr.	2006	62,166	2,000	64,166	0.46%
James P. Sullivan, CPA	2006	7,949	11,010	18,959	0.14%
Neil H. Thorp	2006	34,857	11,064	45,921	0.33%
Barry G. Hittner	2007	2,000	0	2,000	0.01%
Katherine W. Hoxsie	2007	142,135	13,627	155,762	1.12%
Edward M. Mazze, Ph.D.	2007	200	2,000	2,200	0.02%
Kathleen McKeough	2007	1,020	0	1,020	0.01%
Joyce O. Resnikoff	2007	2,518	6,000	8,518	0.06%
John C. Warren	2007	40,038	118,256	158,294	1.14%

Certain Executive Officers:
David V. Devault		21,192	60,461	81,653	0.59%
Harvey C. Perry II		21,908	46,932	68,840	0.50%
James M. Vesey		229	22,023	22,252	0.16%

All Directors and Executive Officers as a group (26 persons)		427,971	585,641	1,013,612	7.30%

Beneficial Owner:
David W. Wallace (4) 680 Steamboat Road, Greenwich, CT 06830		1,518,551	0	1,518,551	10.94%

(1)	Includes 925, 346, 229, and 1,095 common stock equivalents held by Messrs. Randall, Treanor, Vesey and Warren, respectively, in the Corporation’s Nonqualified Deferred Compensation Plan.
(2)	This column includes stock options that are or will become exercisable within 60 days of February 25, 2005.
(3)	If elected.
(4)
Based on information set forth in an Amendment No. 5 to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2005 and other information provided by Mr. Wallace to the Corporation. Includes 125,000 shares owned by Mr. Wallace’s spouse, 542,580 shares held by the Robert R. Young Foundation of which Mr. Wallace serves as President and Trustee and 295,020 shares held by the Jean and David W. Wallace Foundation of which Mr. Wallace serves as President and Trustee.

BOARD OF DIRECTORS AND COMMITTEES
The Corporation’s Board of Directors (the “Corporation’s Board”) held 9 meetings in 2004. In 2004, the Board of Directors of the Bank (the “Bank’s Board”), the members of which included all of the Corporation’s Board members, held 13 meetings. During 2004, each member of the Corporation’s Board attended at least 75% of the aggregate number of meetings of the Corporation’s Board, the Bank’s Board and the committees of the Corporation’s Board of which such person was a member, except for Joyce O. Resnikoff. While the Corporation does not have a formal policy related to Board member attendance at Annual Meetings, directors are encouraged to attend each such Annual Meeting to the extent reasonably practicable. Each of the directors attended the 2004 Annual Meeting of Shareholders except Steven J. Crandall, Joyce O. Resnikoff and Patrick J. Shanahan, Jr.

The Corporation’s Board has determined that each of Gary P. Bennett, Steven J. Crandall, Larry J. Hirsch, Barry G. Hittner, Katherine W. Hoxsie, Mary E. Kennard, Edward M. Mazze, Kathleen McKeough, Victor J. Orsinger II, H. Douglas Randall, III, Joyce O. Resnikoff, James P. Sullivan and Neil H. Thorp is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Therefore, a majority of the Corporation’s Board is comprised of independent directors. Any interested party who wishes to make their concerns known to the independent directors may avail themselves of the same procedures utilized for shareholder communications with the Board, which procedures are described herein under the heading “Communications with the Board of Directors.”

In fiscal 2004, the committees of the Corporation’s Board included an Executive Committee, a Compensation and Human Resources Committee (the “Compensation Committee”), and an Audit Committee. Certain members of the Corporation’s Executive Committee also performed the functions of a nominating and corporate governance committee and were responsible for reviewing and overseeing the qualification and nomination process for potential directors of the Corporation. In January 2005, the Corporation created a Nominating and Corporate Governance Committee (the “Nominating Committee”), which is responsible for, among other things, identifying individuals qualified to become board members and recommending that the Corporation’s Board select the director nominees for election at Annual Meetings of Shareholders.

Executive Committee
Members of the Executive Committee are currently directors Orsinger (Chairperson), Bennett, Hoxsie, Sullivan, Thorp, Treanor and Warren. Each of the non-employee directors on the Executive Committee are considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Executive Committee met 9 times in 2004 and, when the Corporation’s Board is not in session, is entitled to exercise all the powers and duties of the Corporation’s Board. The Corporation’s Board has designated the Chairperson of the Executive Committee to serve as the “Lead Director” when the Board meets in executive session without the presence of employee directors. In fiscal 2004, the Executive Committee, excluding employee directors Treanor and Warren, was responsible for the oversight of corporate governance matters.

In 2004, the independent directors on the Executive Committee were also responsible for reviewing the qualifications of potential nominees for election to the Corporation’s Board. The Corporation did not have a written charter with respect to the director nomination process in 2004.

The criteria followed by the independent directors on the Executive Committee in evaluating nominees, whether proposed by a shareholder or any other party, included the requirement that all nominees have the highest personal and professional integrity, demonstrate sound judgment and be able to effectively interact with other members of the Corporation’s Board to serve the long-term interests of the Corporation and its shareholders. The independent directors on the Executive Committee also considered additional factors, including previous experience on other boards; experience at a strategic or policy-making level in a business, government, non-profit or academic organization of high standing; a record of distinguished accomplishment in his or her field; sufficient time and availability to devote to the affairs of the Corporation; relevant experience in the banking industry; and whether the nominee would assist in achieving a mix of Board members that represents a diversity of background or experience.

In fiscal 2004, shareholders submitting candidates for consideration by the independent directors on the Executive Committee were required to submit such nominations in writing to the Secretary of the Corporation and to follow the timing, informational and other requirements regarding shareholder nominations set forth in clause (c) of Article Eighth of the Corporation’s Restated Articles of Incorporation, as amended, and discussed herein under the heading “Nominating Committee.” Each notice of a proposed nomination was required to include: (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and (iv) any other information reasonably requested by the Corporation.

The Corporation has not paid a fee to any third parties to identify or evaluate Board or committee nominees.

Nominating Committee
In January 2005, the Corporation established the Nominating Committee. For fiscal 2005, the members of the Nominating Committee are directors Orsinger (Chairperson), Bennett, Hoxsie, Sullivan and Thorp, each of whom is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and the rules of the SEC. The Nominating Committee is now responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Corporation’s Board, and recommending that the Board select the director nominees for election at each Annual Meeting of Shareholders. The Nominating Committee is also responsible for developing and recommending to the Corporation’s Board a set of corporate governance guidelines, recommending any changes to such guidelines, and overseeing the evaluation of the Corporation’s Board and management. A copy of the Nominating Committee charter is available to shareholders on the Corporation’s website at www.washtrust.com under Investor Relations.

At a minimum, each nominee, whether proposed by a shareholder or any other party, must (i) have the highest personal and professional integrity, demonstrate sound judgment and effectively interact with other members of the Corporation’s Board to serve the long-term interests of the Corporation and its shareholders; (ii) have previous experience on other boards; (iii) have experience at a strategic or policy-making level in a business, government, not-for-profit or academic organization of high standing; (iv) have a record of distinguished accomplishment in his or her field; (v) be well regarded in the community and have a long-term reputation for the highest ethical and moral standards; (vi) have sufficient time and availability to devote to the affairs of the Corporation, particularly in light of the number of boards on which the nominee may serve; and (vii) to the extent such nominee serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.

The Nominating Committee will evaluate all such proposed nominees in the same manner, with no regard to the source of the initial recommendation of such proposed nominee. In seeking candidates to consider for nomination to fill a vacancy on the Corporation’s Board, the Nominating Committee may solicit recommendations from a variety of sources, including current directors, the Chief Executive Officer of the Corporation and other executive officers. The Nominating Committee may also engage a search firm to identify or evaluate or assist in identifying or evaluating candidates.

The Nominating Committee will consider nominees recommended by shareholders. Shareholders who wish to submit recommendations for candidates to the Nominating Committee must submit their recommendations in writing to the Secretary of the Corporation at 23 Broad Street, Westerly, RI 02891, who will forward all recommendations to the Nominating Committee. For a shareholder recommendation to be considered by the Nominating Committee at the 2006 Annual Meeting of Shareholders, it must be submitted to the Corporation by November 11, 2005. All shareholder recommendations for nominees must include the following information: (i) the name and address of record of the shareholder; (ii) a representation that the shareholder is a record holder of the Corporation’s securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding 5 full fiscal years of the proposed nominee; (iv) a description of the qualifications and background of the proposed nominee which addresses the minimum qualifications and other criteria for Board membership approved by the Corporation’s

Board; (v) a description of all arrangements or understandings between the shareholder and the proposed nominee; (vi) the consent of the proposed nominee (a) to be named in the proxy statement relating to the Corporation’s Annual Meeting of Shareholders and (b) to serve as a director if elected at such Annual Meeting; and (vii) any other information regarding the proposed nominee that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Shareholder nominations that are not being submitted to the Nominating Committee for consideration, may be made at an Annual Meeting of Shareholders in accordance with the procedures set forth in clause (c) of Article Eighth of the Corporation's Restated Articles of Incorporation, as amended. Specifically, advanced written notice of any nominations must be received by the Secretary not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors (provided that if fewer than 21 days’ notice of the meeting is given to shareholders, notice of the proposed nomination must be received by the Secretary not later than the 10th day following the day on which notice of the meeting was mailed to shareholders).

Compensation Committee
Members of the Compensation Committee are currently directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger, each of whom is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and the rules of the SEC. The Compensation Committee, which met 8 times in 2004, is responsible for reviewing compensation policies, for remuneration arrangements for executive officers and for the administration of the Corporation’s Amended and Restated 1988 Stock Option Plan (“1988 Plan”), the 1997 Equity Incentive Plan, as amended (“1997 Plan”), and the 2003 Stock Incentive Plan, as amended (“2003 Plan”). The Committee is also responsible for oversight of employee benefit programs and hiring policies. The Compensation Committee’s report on executive compensation appears elsewhere in this Proxy Statement.

Audit Committee
Members of the Audit Committee are currently directors Hoxsie (Chairperson), Crandall, Hittner, Mazze, Resnikoff and Sullivan. No member of the Audit Committee is an employee of the Corporation and each is considered “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3(b)(ii) under the Exchange Act. The Corporation’s Board has determined that members Hoxsie and Sullivan qualify as “audit committee financial experts” under the Exchange Act. The Audit Committee has a written charter that was amended and restated by the Board of Directors on January 20, 2005. The Charter is available to shareholders on the Corporation’s website at www.washtrust.com under Investor Relations and is attached as Exhibit A to this Proxy Statement.

The Audit Committee, which met 9 times in 2004, is directly responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Audit Committee is also responsible for, among other things, reviewing the adequacy of the Corporation’s system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, reports of the independent auditors, the independence of the independent auditors, the audited financial statements of the Corporation and discussing such results with the Corporation’s management, considering the range of audit and non-audit fees and services and the pre-approval thereof, and performing such other oversight functions as the Corporation’s Board may request from time to time. While the Audit Committee oversees the Corporation's financial reporting process for the Board of Directors consistent with the Audit Committee Charter, management has primary responsibility for this process, including the Corporation's system of internal controls, and for the preparation of the Corporation's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Corporation's independent auditors, and not the Audit Committee, are responsible for auditing those financial statements. The Audit Committee’s report on the Corporation’s audited financial statements for the fiscal year ended December 31, 2004 appears elsewhere in this Proxy Statement.

The Audit Committee is also responsible for loan review for the Bank. The loan review process includes oversight of the Bank’s procedures for determining the adequacy of the allowance for loan losses, administration of its internal credit rating systems and the reporting and monitoring of credit granting standards.

Please note, the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

COMPENSATION OF DIRECTORS
During 2004, non-employee directors received a $16,000 annual retainer. The chairpersons of the Executive Committee and Audit Committee received an additional annual retainer of $5,000 and the chairperson of the Compensation Committee received an additional annual retainer of $2,000. All retainers are paid quarterly. For each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $350 and $700, respectively. In addition, non-employee directors received $500 for each Corporation and Bank committee meeting attended in person and $400 for each such committee meeting attended telephonically. However, directors attending more than two meetings in any one day (excluding meetings of the Corporation’s Board) were generally paid only for two of such meetings.

The Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation’s Common Stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or at a specified future date; if the investment benchmark selected is the Corporation’s Common Stock, the fees may also be payable in the form of such stock.

The 1997 Plan provides that each non-employee director of the Corporation shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Corporation’s Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation. As described below, the 2003 Plan provides that no further options will be granted to non-employee directors under the 1997 Plan.

In lieu of stock options, which would have been granted pursuant to the 1997 Plan, the 2003 Plan provides that each non-employee director of the Corporation will be automatically granted a nonqualified option to acquire 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation, beginning with the 2003 Annual Meeting, at an exercise price equal to the fair market value of the Common Stock on the grant date and expiring upon the tenth anniversary thereof. Unless otherwise determined by the administrator of the 2003 Plan, these stock options will be exercisable upon the earlier of the third anniversary of the grant date or the date the non-employee director retires from the Corporation’s Board. In December 2004, the 2003 Plan was amended to provide that the Corporation’s Board may suspend the automatic award if it so determines. As of the date hereof, the Corporation’s Board has not suspended such automatic award to non-employee directors.

EXECUTIVE COMPENSATION
The following table shows, for the fiscal years ended December 31, 2004, 2003, and 2002, the compensation of each person who served as Chief Executive Officer of the Corporation and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2004 (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation	Restricted Stock Award(s) (2)	Securities Underlying Options/ SARs (3)	All Other Compensation (4)

John C. Warren, Chairman and Chief Executive Officer	2004 (5)	$414,616	$180,000	$0	$129,855	0	$12,438 (6)
	2003	375,000	137,000	0	0	28,125	11,238 (6)
	2002	360,000	125,000	0	0	26,960	10,779 (6)

John F. Treanor, President and Chief Operating Officer	2004 (5)	$295,346	$114,000	$0	$75,552	0	$8,860 (6)
	2003	265,000	85,000	0	0	16,565	7,938 (6)
	2002	250,000	80,000	0	0	15,605	7,483 (6)

David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer	2004 (5)	$185,731	$60,000	$0	$35,415	0	$5,572
	2003	174,000	48,000	0	0	8,700	5,216
	2002	169,000	47,000	0	0	8,440	5,064

Harvey C. Perry II, Senior Vice President and Secretary	2004 (5)	$153,600	$30,000	$0	$14,166	0	$6,208
	2003	145,000	30,000	0	0	5.440	4,350
	2002	145,000	15,000	0	0	5,430	4,347

James M. Vesey, Senior Vice President and Chief Credit Officer, of the Bank	2004 (5)	$144,223	$40,000	$0	$21,249	0	$4,335
	2003	135,000	31,000	0	0	5,065	4,047
	2002	131,000	30,000	0	0	4,905	4,845

(1)
Bonus amounts represent amounts accrued for the years indicated under an annual bonus plan for the Corporation’s executive officers and other key employees (the “Annual Performance Plan”). The Annual Performance Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants. The Annual Performance Plan also permits certain additional discretionary payments. In addition, the amounts earned for each fiscal year are paid during the succeeding fiscal year. Thus, the 2002 bonus was paid in fiscal 2003, the 2003 bonus was paid in fiscal 2004 and the 2004 bonus was paid in fiscal 2005.

(2)
Represents the dollar value of Restricted Stock Units (“RSUs”) awarded to each of the Named Executives pursuant to the 1997 Plan, valued at $23.61 per unit, the market value of the Corporation’s Common Stock on the award date, August 16, 2004. All 2004 RSU awards to the Named Executives vest on the 3-year anniversary date of the award and require no consideration to be paid by the Named Executive. Dividend equivalents are paid on the RSUs.

(3)	None of the stock options granted to the Named Executives has tandem stock appreciation rights (“SARs”).
(4)
Under the terms of the Bank’s tax-qualified 401(k) plan (the “401(k) Plan”), which covers substantially all employees, the Bank matched 50% of each participant’s first 2% of voluntary salary contributions and 100% of each participant’s next 2% of salary contributions up to a maximum match of 3%.

(5)
In a typical year, such as 2002 and 2003, the Corporation's salaried employees are paid on a bi-weekly 26 pay period schedule. 2004 included an extra pay period for the Corporation's salaried employees resulting in salary payments approximately 3.8% higher than a typical year having 26 pay periods.

(6)
Includes $6,288, $5,238 and $4,779 for 2004, 2003 and 2002, respectively, for Mr. Warren and $2,710, $1,938 and $1,483 for 2004, 2003 and 2002, respectively, for Mr. Treanor, accrued under the Bank’s Nonqualified Deferred Compensation Plan, which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Code, as hereinafter defined.

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2004 and unexercised options held as of the end of the 2004 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
	Shares		Number of Securities Underlying Unexercised Options at FY-End (1)		Value of Unexercised In-the-Money Options at FY-End (1)(2)
Name	Acquired on Exercise (3)	Value Realized	Exercisable (4)	Unexercisable	Exercisable	Unexercisable
John C. Warren	28,691	$352,409	111,516	25,490	$1,312,998	$237,110
John F. Treanor	1,000	$10,670	72,956	14,946	$859,425	$139,030
David V. Devault	7,763	$149,636	72,115	7,910	$1,091,736	$73,579
Harvey C. Perry II	0	$0	51,756	4,985	$773,118	$46,370
James M. Vesey	0	$0	20,796	4,604	$243,229	$42,826

(1)	There are no SARs attached to the stock options held by the Named Executives.
(2)	Value based on the fair market value of the Corporation’s Common Stock on December 31, 2004, $29.31, minus the exercise price.
(3)
Amounts shown represent number of options exercised. Taking into consideration shares exchanged for option cost and tax withholdings, Mr. Warren and Mr. Devault acquired net amounts of 9,820 and 3,665 shares, respectively.

(4)	Includes options exercisable within 60 days of December 31, 2004.

The Bank maintains a qualified defined benefit pension plan (the “Pension Plan”) for substantially all employees of the Corporation and the Bank. The Internal Revenue Code of 1986, as amended (the “Code”), limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Bank’s Supplemental Pension Benefit and Profit Sharing Plan (the “Supplemental Plan”) provides for payments by the Bank of certain amounts, which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank.

The following table shows the estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2004, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

PENSION PLAN TABLE
Average Annual	Years of Service
Pension Compensation	15	20	25	30	35
$125,000	$30,175	$40,233	$50,291	$60,350	$70,408
150,000	37,112	49,483	61,854	74,225	86,595
175,000	44,050	58,733	73,416	88,100	102,783
200,000	50,987	67,983	84,979	101,975	118,970
225,000	57,925	77,233	96,541	115,850	135,158
250,000	64,862	86,483	108,104	129,725	151,345
300,000	78,737	104,983	131,229	157,475	183,720
350,000	92,612	123,483	154,354	185,225	216,095
400,000	106,487	141,983	177,479	212,975	248,470
450,000	120,362	160,483	200,604	240,725	280,845
500,000	134,237	178,983	223,729	268,475	313,220
550,000	148,112	197,483	246,854	296,225	345,595
600,000	161,987	215,983	269,979	323,975	377,970

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Annual Performance Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the

Social Security covered compensation level, multiplied by the number of years of service. In 2004, the covered Social Security compensation level was $46,284. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

In 2004, the years of service accrued for purposes of the Corporation’s pension plans for the following Named Executives were: Mr. Warren, 8 years; Mr. Treanor, 5 years; Mr. Devault, 18 years; Mr. Perry, 30 years; and Mr. Bessette, 7 years.

The Corporation also maintains an Executive Supplemental Pension Plan (the “Executive Pension Plan”) for the benefit of Messrs. Warren and Treanor. The maximum benefits payable under the Executive Pension Plan are 55% of a participant’s average pension compensation, offset by benefits provided under the Pension Plan, the Supplemental Plan, Social Security benefits and benefits provided by any defined benefit pension plan of a prior employer, with a minimum annual payment of no less than $1,000 for each year of plan participation, up to ten years. Annual payments to a participant retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. The definition of pension compensation is identical to that in the Pension Plan described above. A participant must have at least five years of service to earn a benefit under the Executive Pension Plan. Benefits payable under the Executive Pension Plan are an unfunded obligation of the Corporation.

The following table shows the estimated annual benefits payable upon retirement at age 65 in 2004 under the Executive Pension Plan. The amounts do not reflect any offset for Social Security benefits or benefits provided by any defined benefit plan of a prior employer. Benefits are paid in the form a straight-life annuity, with a 50% spouse benefit, if married. A minimum of 120 monthly payments are guaranteed. The benefits shown are straight-life annuity amounts. Other forms of annuity are also available.

EXECUTIVE PENSION PLAN TABLE (1)
Average Annual	Years of Service
Pension Compensation	5	10	15	20
$125,000	$39,942	$42,383	$38,575	$28,517
150,000	47,629	50,258	45,388	33,017
175,000	55,317	58,133	52,200	37,517
200,000	63,004	66,008	59,013	42,017
225,000	70,692	73,883	65,825	46,517
250,000	78,379	81,758	72,638	51,017
300,000	93,754	97,508	86,263	60,017
350,000	109,129	113,258	99,888	69,017
400,000	124,504	129,008	113,513	78,017
450,000	139,879	144,758	127,138	87,017
500,000	155,254	160,508	140,763	96,017
550,000	170,629	176,258	154,388	105,017
600,000	186,004	192,008	168,013	114,017

(1)
The benefits provided for in this table do not reflect offsets for Social Security benefits and benefits provided by the defined benefit plans of prior employers. With respect to both Mr. Warren and Mr. Treanor, these offsets will significantly reduce the benefits amount listed in the table.

CHANGE OF CONTROL AGREEMENTS
The Corporation entered into Change of Control Agreements (the “Agreements”) with each of the Named Executives pursuant to which each such executive may become entitled to receive severance pay and benefits continuation if (a) within 13 months after a Change in Control (as defined in the Agreements) of the Corporation or the Bank, (i) the Corporation or Bank terminates the executive for reasons other than for Cause (as defined in the Agreements) or the death or disability of the executive, or (ii) the executive resigns for Good Reason (as defined in the Agreements), which includes a substantial adverse change in the nature or scope of the executive’s responsibilities and duties, a reduction in the executive’s salary and benefits, relocation, a failure of the Corporation or Bank to pay deferred compensation when due, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the Agreements, or (b) the executives resign for any reason during the 13th month after the Change in Control. The Agreements also provide that the executive would become entitled to receive severance pay and benefits continuation if his employment is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a Change in Control and before the transaction is consummated so long as a Change in Control actually occurs. Benefits continuation includes additional months of benefit accrual under the Corporation's or the Bank's supplemental retirement plans. The Agreements provide for an additional payment to cover the impact of the 20 percent excise tax imposed by Section 280G of the Code in the event the Named Executive becomes subject to such excise tax.

The amount of severance (a multiple of the sum of base salary and most recent bonus) and the length of benefits continuation vary for each executive and are set forth in the table below.

Named Executive	Multiple of Base and Bonus	Length of Benefits Continuation
John C. Warren	3.00	36 months
John F. Treanor	3.00	36 months
David V. Devault	2.00	24 months
Harvey C. Perry	2.00	24 months
James M. Vesey	1.00	12 months

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Corporation’s Board. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee consulted with an independent compensation consultant (the “Consultant”), which provided certain information regarding base salary and short-term and long-term incentive practices of comparable companies in the banking industry. This information was used by the Compensation Committee to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The Committee believes that compensation for executive officers should take into account individual management skills, the long-term performance of the Bank and shareholder returns. The underlying compensation plan places emphasis on (1) attracting and retaining the most qualified executives in the banking industry; (2) providing overall compensation for key executives, which is competitive with similarly sized financial institutions; (3) accomplishing the goals set out in the Bank’s strategic plan; and (4) returning a fair value to shareholders.

Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the Corporation’s Board. Salary levels for 2004 were recommended for approval by the Compensation Committee for each executive officer’s position based on an analysis of compensation level information provided by the Consultant and taking into consideration both recent and expected overall performance of the Corporation. The base annual salary established by the Compensation Committee for Mr. Warren, Chairman and Chief Executive Officer, was $400,000, which positioned Mr. Warren’s salary in a manner consistent with the general guidelines outlined above.

The Committee utilized the Consultant’s compensation level information and the recommendations of the Chief Executive Officer to establish the base salary of the other executive officers.

The Annual Performance Plan provides for the payment of additional cash compensation to officers based upon the achievement of target profitability measures including return on equity, net income and earnings per share as well as the achievement of individual objectives. The terms of the Annual Performance Plan, including the target payout levels and relationship of payouts to the target profitability measures, were established by the Compensation Committee in consultation with the Consultant, and approved by the Board of Directors. The Compensation Committee’s policy is to review periodically these performance measures and adjust them as appropriate. The profitability target measures were established by the Board of Directors based upon its review of banking industry data and the Board and management’s expectations and recommendations. The target performance payout for the Chief Executive Officer in 2004 was 45% of base salary, 70% of which was based on profitability target measures and 30% of which was based on individual objectives for such matters as leadership of the senior management team, strategic planning, growing the Corporation, corporate governance, and continuing to focus on the long-term interests of the shareholders. The 45% target payout for the Chief Executive Officer was raised from 40% in the previous year to reflect the Compensation Committee’s desire to place additional emphasis on performance-based compensation.

In 2004, the Corporation’s profitability results, measured on an operating basis excluding acquisition expenses, net of related income taxes, entitled the executive officers to a payout for 2004 performance of 100.0% of the profitability portion of the target payout for each officer. Based on these profitability results and its assessment of the Chief Executive Officer’s overall management performance and achievement of individual objectives during the year, the Compensation Committee, with Board approval, awarded an Annual Performance Plan bonus of $180,000 to Mr. Warren for 2004. Payouts based on the achievement of individual performance goals of the other executive officers were determined by each participant’s supervisor, approved by the Compensation Committee and ratified by the Corporation’s Board of Directors.

As a general rule, stock-based incentives have been granted to the executive officers on an annual basis. Prior to 2004, grants were made in the form of stock options. For 2004, stock-based incentive grants were made in the form of restricted stock units. The granting of stock-based incentives is viewed as a desirable long-term incentive compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation’s stock. When granting stock-based incentives to executive officers, the Compensation Committee reviews data for comparable companies in the banking industry provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer’s level of responsibility and contribution towards achievement of the Corporation’s business plan and objectives.

The foregoing report has been furnished by the members of the Compensation Committee:

Gary P. Bennett (Chairperson) Larry J. Hirsch, Esq. Mary E. Kennard, Esq.	Edward M. Mazze, Ph.D. Kathleen McKeough Victor J. Orsinger II, Esq.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee makes recommendations concerning remuneration arrangements for executive officers of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee is also responsible for the administration of the Corporation’s Amended and Restated 1988 Stock Option Plan, the 1997 Plan and the 2003 Plan. The Compensation Committee members are directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger. No members of the Compensation Committee are current or former officers or employees of the Corporation, the Bank or any other subsidiary of the Corporation. During 2004, the Bank paid approximately $7,898 in legal fees to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner, for matters related to customer loans. The Board believes that this relationship does not impair Mr. Orsinger’s independence.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation’s Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Nasdaq Bank Index for the five years ended December 31, 2004. The historical information set forth below is not necessarily indicative of future performance.

	1999	2000	2001	2002	2003	2004
Washington Trust Bancorp, Inc.	$100.00	$80.74	$112.86	$119.17	$165.34	$189.68
The Nasdaq Stock Market (U.S.)	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Nasdaq Bank Index	$100.00	$114.23	$123.68	$126.65	$162.92	$186.45

The results presented assume that the value of the Corporation’s Common Stock and each index was $100.00 on December 31, 1999. The total return assumes reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. In connection with its responsibilities, the Audit Committee reviewed the scope of the overall audit plans of both the internal audit staff and the independent auditors; evaluated the results of audits performed by the internal audit staff and independent auditors that included but were not limited to accounting issues and internal controls; assessed the action that has been taken by management in response to the audit results; and appraised the effectiveness of the internal and independent audit efforts. The Audit Committee also assesses actions taken by management in connection with the internal control documentation and testing of internal controls over financial reporting and management’s assertions related thereto in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related reports of the independent auditors on these matters.

In addition, the Audit Committee has:

▪	Reviewed and discussed the audited financial statements with management;
▪	Discussed with KPMG LLP, its independent auditors, the matters required to be discussed by SAS 61; and
▪	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has discussed with KPMG LLP the independent auditor’s independence.

Based on the review and discussions above, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The foregoing report has been furnished by the members of the Audit Committee:

Katherine W. Hoxsie (Chairperson) Steven J. Crandall Barry G. Hittner	Edward M. Mazze, Ph.D. Joyce O. Resnikoff James P. Sullivan, CPA

INDEPENDENT AUDITORS

During the years ended December 31, 2004 and December 31, 2003, the Corporation paid the following fees to KPMG LLP:

	2003	2004
Audit fees	$165,000	$459,500

Audit-related fees (consists of employee benefit plan and common trust fund audits, USAP procedures, and other matters related to the performance of the audit or review of the Corporation’s annual financial statements, review of the Corporation’s quarterly financial statements and accounting consultations.)	50,000	36,000

Tax fees (consists of tax return preparation, tax compliance and tax advice)	50,804	25,860

All other fees	0	0
Total fees paid to KPMG LLP	$265,804	$521,360

The increase in Audit Fees from 2003 to 2004 is primarily attributable to fees incurred in complying with the requirements of Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has adopted a policy whereby engagement of the independent auditors for audit services and for non-audit services shall be pre-approved by the Audit Committee, except in the case of the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act. During 2004, the Audit Committee pre-approved 100% of the Audit-Related Fees, Tax Fees and All Other Fees.

The Audit Committee has considered whether the provision of the services identified under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining KPMG LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

 INDEBTEDNESS AND OTHER TRANSACTIONS
The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 2004, the Bank paid legal fees to a law firm of which a director is a partner. See the section entitled “Compensation Committee Interlocks and Insider Participation” for more information.

Mr. Shanahan was the former Chairman and Chief Executive Officer of First Financial Corp. prior to its acquisition by the Corporation. In connection with such acquisition, the Corporation has agreed to (i) provide Mr. Shanahan with health insurance benefits under the Corporation’s health plan until he attains age 65, and (ii) assume the obligation to provide Mr. Shanahan with a supplemental retirement benefit equal to monthly installments of $20,854 payable for the life of Mr. Shanahan with a 50% spousal survivor benefit. In return for a lump sum payment of $840,000 by the Corporation in April, 2002, Mr. Shanahan has agreed that for a three-year period following the acquisition, he will not become associated with any banking institution in Rhode Island, Massachusetts or Connecticut and he will not take action to solicit any former employees or customers of First Financial Corp.

RATIFICATION OF SELECTION OF AUDITORS (Proposal 2 on the Proxy Ballot)
The ratification of the Audit Committee's decision to retain KPMG LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 2005 will be submitted to the shareholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Corporation’s Audit Committee in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Corporation’s Audit Committee will reconsider its choice of KPMG LLP as the Corporation’s independent auditors.

The Board of Directors recommends that shareholders vote “FOR” this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, and on written representations from certain reporting persons, the Corporation believes that during 2004, all Section 16(a) filing requirements applicable to its Insiders were complied with, with the following exceptions: Victor J. Orsinger, a director of the Corporation, filed one Form 4 after the applicable due date reporting a total of 1 transaction; Patrick J. Shanahan, a director of the Corporation, filed one Form 4 after the applicable due date reporting a total of 2 transactions; and Katherine W. Hoxsie, a director of the Corporation, filed one Form 4 after the applicable due date reporting a total of 1 transaction. In addition, David W. Wallace, a beneficial owner of more than 10% of the Corporation’s stock, filed three Forms 4 after the applicable due date reporting the acquisition of an aggregate of 42,955 shares of the Corporation’s stock in a total of 28 transactions and reporting the acquisition of an aggregate of 1,000 shares of the Corporation’s stock by Mr. Wallace’s spouse in a total of 4 transactions.

SHAREHOLDER PROPOSALS
Any shareholder who wishes to submit a proposal for presentation to the 2006 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: Chief Executive Officer, not later than November 11, 2005 for inclusion, if appropriate, in the Corporation’s Proxy Statement and the form of proxy relating to the 2006 Annual Meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement. Proxies solicited by the Corporation’s Board will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation’s Proxy Statement described above, that the Corporation receives at the above address after February 1, 2006.

In addition, in order for a nominee to be considered at an Annual Meeting, the Corporation’s Restated Articles of Incorporation provide that director nominations may be submitted by any shareholder entitled to vote for the election of directors provided that advance written notice of such proposed nomination, with appropriate supporting documentation as required by the Corporation’s Restated Articles of Incorporation, is received by the Secretary of the Corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors at which such shareholder is present by person or by proxy; provided, however, that if fewer than 21 days’ notice of the meeting is given to shareholders, such written notice of such proposed nomination must be received by the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any shareholder desiring to send communications to the Board of Directors, or any individual director, may forward such communication to the Secretary of the Corporation at the Corporation’s Westerly, Rhode Island offices. The Secretary of the Corporation will collect all such communications and forward them to the Board of Directors and any such individual director.

FINANCIAL STATEMENTS
The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

OTHER BUSINESS
Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Shareholder Return Performance Presentation,” and “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K
The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC is available on the Corporation’s website at www.washtrust.com under Investor Relations. Copies are also available without charge upon written request addressed to Elizabeth B. Eckel, Senior Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.

EXPENSE OF SOLICITATION OF PROXIES
The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitations may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $4,000 plus customary expenses.

   Submitted by order of the Board of Directors,

/s/ Harvey C. Perry, II

Harvey C. Perry, II
Secretary

Westerly, Rhode Island
March 15, 2005

WASHINGTON TRUST BANCORP, INC.	EXHIBIT A
THE WASHINGTON TRUST COMPANY
AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) and the Board of Directors of The Washington Trust Company (the “Bank”) on January 20, 2005.

PURPOSE

The role of the Audit Committee of Washington Trust Bancorp, Inc. and The Washington Trust Company is to act on behalf of the Board of Directors of each company and oversee all material aspects of the organization’s financial reporting, control, audit functions, and loan review except those specifically related to responsibilities of another standing committee of the Board. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation’s financial statements. Nevertheless, the Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, any government body or the public, and on company processes for the management of business/financial risk, for compliance with significant applicable legal and regulatory requirements, for oversight of the Corporation’s Code of Ethics and to be an informed and effective overseer of the Bank’s credit quality and allowance for loan losses. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels.

MEMBERSHIP

The Audit Committee shall have at least three members, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market Marketplace Rules. No member of the Committee shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years and each member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities, and shall qualify as an “audit committee financial expert” as such term is defined under applicable SEC rules. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Committee members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairperson of the Committee shall be appointed from among the Committee members by and serve at the pleasure of the Board to convene and chair meetings. In the absence of the Chairperson, the Committee shall elect a temporary substitute from among its members.

MEETINGS

1.
The Committee will generally hold regular meetings at least quarterly, more frequently if circumstances make that preferable. The Audit Committee Chairperson has the power to call a Committee meeting in person or by conference call whenever he or she thinks there is a need. Committee meeting agendas shall be the responsibility of the Committee Chairperson, with input from Committee members. The Audit Committee may designate subcommittees of one or more of its members to report to the full Committee. The majority of members of the Audit Committee shall constitute a quorum.

2.
The Committee Chairperson may require any member of the Corporation’s or the Bank’s management or other personnel to attend a meeting of the Audit Committee whenever the Committee Chairperson believes that such attendance is necessary or appropriate to provide information to the Committee or otherwise enable the Committee to fulfill its duties and responsibilities.

3.
The Audit Committee will meet with the Director of Internal Auditing and the Corporation’s independent auditors, in executive session for private consultation or otherwise, as and to the extent deemed to be necessary or appropriate by the Committee Chairperson, with input from the remaining Committee members.

DUTIES & RESPONSIBILITIES

Reports to the Full Board of Directors will include:
4.	Audit Committee activity reports to be given to the full Board of Directors at the next Board meeting following the Audit Committee meeting.

5.	A report on the adequacy of the Bank’s Allowance for Loan Losses.

To Manage the Relationship With Independent Auditors the Committee will:
6.
Select and engage the independent auditor for audits of the Corporation’s consolidated financial statements, subject to shareholder ratification. Review and approve dismissal of the independent auditor.

7.
Perform an annual evaluation of the independence of the outside auditor, based in part on review and discussion of a formal written statement delineating all relationships between the auditor and the Corporation and any other relationships that may adversely affect the independence of the auditor.

8.	Provide instructions to the independent auditor that the Audit Committee, as representatives of the shareholders, is the auditor’s client.

9.
Review and discuss with the independent auditor the matters required to be discussed with the independent auditor under generally accepted auditing standards, including: (i) the auditor’s responsibility under generally accepted auditing standards, the significant accounting principles used by the Corporation, accounting estimates used by the Corporation, and the process used by management in formulating them, any consultation with other accountants and major issues discussed with management prior to its retention; (ii) whether the Corporation’s accounting principles as applied are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether or not those principles reflect common or minority practices; and (iii) the review of interim financial information of the Corporation and any material modifications that need to be made to the interim financial information for it to conform to generally accepted accounting principles.

10.	Conduct an analysis and discussion with the independent auditor of fees charged to the Corporation for services rendered by the independent auditor.

11.
Establish policies and procedures for the engagement of outside auditors to provide non-audit services, including procedures for pre-approval of non-audit services permitted by law to be performed by the independent auditor outside the scope of the engagement letter, and consideration of whether the independent auditor’s performance of such services, together with any other non-audit services being performed, is compatible with the auditor’s independence.

Committee Reviews will include:
12.	Reviews of the overall audit plans of both the internal and independent auditors.

13.	The review of any changes required in the planned scope of the independent auditor or internal audit plans.

14.
Reviews of the results of all audits performed by the external and internal auditors that include but are not limited to accounting issues, organizational, operational and data processing controls, discussion of such results with external and internal auditors, and scrutiny of the action that has been taken by management.

15.	Appraisal of the effectiveness of the internal and external audit efforts and the Corporation’s internal controls through discussions with the internal auditor, independent auditor and management.

16.
Reviews and discussions with the internal auditor, independent auditor and management of any material financial or other arrangements of the Corporation, which do not appear on the financial statements of the Corporation.

17.	Establishment of policies and procedures for Committee review and approval of any transactions or courses of dealing with parties related to the Corporation.

18.
Approval of the critical accounting policies and material estimates inherent in the financial statements and any significant changes in the accounting policies of the Corporation. Review of accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports, based on discussion with management, the internal auditors and the independent auditors.

19.	Supervision of any other oversight functions requested by the full Board.

Oversight of the Internal Audit Function will include:
20.	Approval of internal audit policies, internal audit charter, annual budget and staffing.

21.	Review of the performance, compensation, appointment or dismissal of the Director of Internal Auditing.

Committee’s Loan Review Activities will include:
22.	Approval of the Loan Review policy manual.

23.	A review of the Criticized Asset Reports with the criteria established in the Loan Review manual.

24.	A review of the Loan Review program, including the most recent Loan Review results.

25.	A periodic review of appraisal review activities.

26.	Review of the integrity of the credit rating system.

27.	Approval of the adequacy of the allowance for loan losses, based on a review of the loan loss allocation, economic conditions and other information deemed appropriate by the Committee.

Oversight of the Code of Ethics will include:
28.	Annual review of the organization’s Code of Ethics for recommendation to the Board of Directors for approval.

29.
Review of the program that supervises compliance with the organization’s Corporate Code of Ethics to ensure that adequate oversight and enforcement are in place, that communication of the Code is adequate within the organization and that allegations of Code violations are reported immediately to the full Committee.

30.	Supervision of any investigations required to substantiate allegations of Code violations through the use of the Internal Audit Department, Committee Counsel or Independent Consultant.

31.	The submission of a report on all allegations and the results of any subsequent investigations to the full Board of Directors.

Other Activities will include:
32.
Review of the organization’s annual financial statements including any certification, report, opinion, or review rendered by the independent auditor, including recommendations to the full Board whether, based upon its review and discussions with management and the auditors, the financial statements should be included in the Corporation’s Annual Report filed with the SEC.

33.
Review and approval of the Corporation’s quarterly and annual financial reports to the SEC and, to the extent the Committee deems advisable, the content or presentation of any earnings releases, analyst conference calls or other publication of financial results.

34.	Review and assessment of the results of examinations by regulatory authorities in terms of important findings, recommendations, and management’s response.

35.
Establishment and oversight of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

36.	Approval of the nature and adequacy of the organization's insurance coverage.

37.	Appraisal of the effectiveness of the Corporation’s risk assessment and risk management policies.

38.	Review of the nature and adequacy of the organization's compliance, security and electronic data processing systems through annual reports by department supervisors.

39.	The Committee will review Information Technology programs and policies and submit them to the Board of Directors for final approval.

40.	The Committee will periodically review the disaster recovery or business continuity plan and submit it to the Board of Directors for final approval.

41.	Review, assessment and update, as necessary, of the Committee’s Charter annually. The Committee shall submit the Charter to the Board for approval annually.

42.	The performance of any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

43.	Periodic self-assessment of all of the above elements, as well as regular assessments of internal and external audit performance.

The Audit Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist it in carrying out its activities. The Corporation shall provide adequate resources to support the Committee’s activities including compensation of the Committee’s counsel, independent auditors and other advisors.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends that you instruct the proxies to vote FOR all the proposals, each of which has been made by the Corporation.
1.	Election of Directors	FOR all nominees (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
	NOMINEES:
	01 Gary P. Bennett 02 Larry J. Hirsch 03 Mary E. Kennard 04 H. Douglas Randall, III 05 John F. Treanor	☐	☐	2.	To ratify the selection of KPMG LLP as independent auditors of the Corporation for the year ending December 31, 2005.	☐	☐	☐
				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
(Instruction: To withhold authority to vote for any individual nominee or nominees write such nominee’s or nominees’ name(s) in the space provided below.)
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to InvestorServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

					PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature ______________________ Date ______________ Signature ______________________ Date ______________
Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

^ FOLD AND DETACH HERE ^
Vote by Internet or Mail
24 Hours a Day, 7 Days a Week
Internet voting is available through 11:59 PM Eastern Time
the day prior to annual meeting day.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/wash Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet,  you do NOT need to mail back your proxy card.

WASHINGTON TRUST BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Victor J. Orsinger II, John F. Treanor and John C. Warren, or any one of them, attorneys with full power of subsititution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 26, 2005 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholders. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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